MIDWAY ADVANCES CONSTRUCTION AND MINING BEGINS AT

PAN GOLD PROJECT, NEVADA

September 15, 2014

Denver, Colorado – Midway Gold Corp. ("Midway" or the "Company") (MDW:TSX, MDW:NYSE-MKT) provides a progress update on the construction of the Pan Project, the Company’s first open pit, heap leach project in White Pine County, NV. Pan is currently under construction with first gold pour targeted for late Q4 2014.

Construction-Related Milestones:

•	The leach pad is complete and ready for ore
•	Pregnant solution pond is complete and undergoing final integrity tests
•	Haul roads to leach pad and waste piles are complete
•	Ore stacking onto the leach pad has begun today, September 15
•	The barren pond is scheduled to be completed by the week of September 22
•	ADR plant concrete is complete and ready for equipment installation by month end
•	ADR steel erection is scheduled to begin by month end
•	ADR and refinery completion is forecast for mid-December
•	The two water wells for commercial production water are in and operating
•	Temporary fire protection systems are in place
•	Intra-plant roads are in place and operational
•	The major earth works contractor, VT Construction, is de-mobilizing from site
•	All equipment is either on site or awaiting release for shipment to site for installation

Operational Milestones:

•	Ledcor, Midway’s contract miner, mobilized to site on July 21
•	Access ramps are completed and ore faces are now open for mining and placement of mined ore to leach pad

September 15, 2014
•	Contracts for major consumables are in place and receipt of goods under the contracts has commenced
•	Staffing of Ledcor to full strength of 4 crews for 2 shifts, seven days per week is expected to be complete September 30
•	Operational hiring is on schedule with most professionals in place
•	All operations staff will move to site by month end from the Ely offices
•	Detailed start-up planning is well underway and operating training will commence by month end for key positions

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September 15, 2014

A Statement from Midway President and CEO, Ken Brunk

We are providing this update on the construction of the Pan project as well as other activities occurring while we advance Midway toward gold production late this year. Overall, the project is proceeding on a schedule that should allow for gold production to begin late this year. Unfortunately, the schedule for completion has slipped by approximately one month due to extraordinary summer rainfall, especially impacted by a major storm event at a critical construction time in late July. The severe rainfall referred to has resulted in excess of 2.5 million dollars in damage and attendant re-work of the leach pad liner, pond ditching, as well as site accessibility and other damage. Builders-risk insurance is in place for the project and we have already received a significant partial payment for the repairs from the underwriter. We have been able to recover some of the storm-related delay by hiring additional crews to repair the damaged areas. Our contractors, VT Construction, Golder, SRK, and Jacobs and their suppliers have been invaluable in cooperating in this process. Midway has initiated some double shifting of the construction work force to make up some of the schedule to maintain a late 4th quarter first gold pour.

We experienced a second source of project delay due to complexities associated with more rigorous enforcement of the State of Nevada Fire Code than we had expected. We have put this learning curve behind us, and are once again proceeding with the construction effort to meet our milestones as outlined today.

The combination of these delays is not, at this time, expected to cause material cost overruns. We applaud our team for their efforts to regain some setbacks in schedule and minimize our financial losses. We expect the next few months to come with both challenges and successes. If we experience additional unseasonal weather or other factors outside of our control, there is a risk our first gold pour may not occur until early first quarter next year. However, we will continue to focus our efforts and conduct all reasonable activities to reach our planned objective, which is to achieve a gold pour in 2014.

About the Pan Project, Nevada

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September 15, 2014

The Pan project is a low cost, oxidized, Carlin-style gold deposit mineable by shallow open pit methods and treatable by heap leaching. A Feasibility Study was completed in November 2011 (see press release dated November 15, 2011). Midway contracted with Ledcor in 2014 to provide all mining-related services including manpower and equipment. The partnership reduces the capital required for Pan construction and startup. The Company also plans to mine via run-of-mine methods in the initials years based on metallurgical work completed in 2013 (see September 17, 2013 press release), therefore eliminating the originally planned 2-stage crushing circuit in the first years of mining at Pan.

About Midway Gold Corp.

Midway is an emerging gold producer on track for production from its first project in late Q4 2014. Midway’s Pan Mine, will be a simple, open pit/heap leach operation with low projected capital costs and robust economics. Midway’s veteran management team has extensive experience finding, building, and operating mines in Nevada. Midway focuses on projects that are simple, manageable and financeable.

For more information about Midway, please visit our website at www.midwaygold.com or contact Jaime Wells, Investor Relations Analyst, at (877) 475-3642 (toll-free).

ON BEHALF OF THE BOARD

“Kenneth A. Brunk”

Kenneth A. Brunk, President and CEO

Neither the TSX its Regulation Services Provider (as that term is defined in the policies of the TSX) nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company's intended work plans, the expected date of the first gold pour, scheduled milestones, operational hiring schedule, risk insurance coverage, overrun trends, and other statements, estimates or expectations. Forward-looking statements are typically identified by words such as: “may”, “should”, “plan”, “believe”, “predict”, “expect”, “anticipate”, “intend”, “estimate”, postulate”, scheduled and similar expressions or the negative of such expressions or which by their nature refer to future events. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results

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September 15, 2014

or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation, risks related to the timing and completion of intended work plans, risks related to fluctuations in gold prices; uncertainties related to raising or accessing sufficient financing to fund the planned work in a timely manner and on acceptable terms; inability to meet the covenants, terms or conditions precedent to access funding from financing facilities; availability and determinations of insurance coverage for losses or damage to the Pan project; changes in planned work or delays resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources and reserves; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; changes in interest and currency exchanges rates; local and community impacts and issues; environmental costs and risks; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change. Although the Company believes that such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.